The Gabelli Go Anywhere Trust

One Corporate Center Rye, New York 10580-1422 1-800-GABELLI www.gabelli.com

Subscription Application

☐ Individual/Joint ☐ Custodial ☐ Trust ☐ Partnership/Corporation

Joint: *will be presumed to be joint tenants with rights of survivorship unless restricted by applicable state law or otherwise indicated.*
Custodial: *A minor is the beneficial owner of the account with an adult custodian managing the account until the minor comes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. Please note that both minor's and custodian's social security number must be provided.*
Trust: *Account is established in accordance with the provisions of a trust agreement. You must provide the following three pages from the trust document: 1-Title Page, 2-Powers Page, 3-Signature Page*
Partnership/Corporation: *A copy of the certified articles of incorporation or a copy of the partnership agreement must be attached.*

Account Information

Name: ____________________
Name, Minor's Name, Full Trust Name, or Name of Entity

Name: ____________________
Joint Owner, Custodian's Name, Trustee(s), or Authorized Representative

Date of Birth: __________ (Primary Account Owner) **Date of Birth:** __________ (Joint Owner/Custodian/Trustee) **Minor's State:** __________

SSN/TIN: __________ (Primary Account Owner) **SSN/TIN:** __________ (Joint Owner/Custodian/Trustee/Auth. Rep.)

Addt'l. Joint Owner/Trustee Name/Auth. Rep: __________ **Date of Birth:** __________ (Addt'l. Joint Owner/Trustee/Auth. Rep.) **SSN/TIN:** __________ (Addt'l. Joint Owner/Trustee/Auth. Rep.)

Address: Your permanent address must be within the United States, an APO/FPO, or in a U.S. Territory.

____
Number Street City/Town State Zip Code

Phone: Home __________ **Business** __________ **Cell** __________

Email Address: ____________________

Client Identity Verification

(Please provide a copy of a U.S. Government/State-Issued Photo ID)

ID Type: __________ **ID Number:** __________

Date of Issue: __________ **Date of Expiration:** __________ **Place of Issue:** __________

☐ **Male** ☐ **Female** **Marital Status:** __________ **# of Dependents:** __________

Education Level: ☐ **High School Graduate** ☐ **College Graduate** ☐ **Advanced Degree**

Employment Information

☐ **Employed** ☐ **Self-employed** ☐ **Unemployed** ☐ **Retired**

Employer Name: __________ **Employer Address:** __________

Years with Employer: __________ **Nature of Business:** __________

Financial Information

Investment Experience:		☐ None	☐ Limited	☐ Extensive
Annual Income:	☐<$50,000	☐ $50,000-$100,000	☐ $100,001-$250,000	☐>$250,000
Other Investments:	☐<$100,000	☐ $100,000-$200,000	☐ $200,001-$500,000	☐>$500,000
Liquid Net Worth:	☐<$50,000	☐ $50,000-$100,000	☐ $100,001-$250,000	☐>$250,000

Tax Bracket: ☐ less than 25% ☐ 25% ☐ 28% ☐ 33% ☐ 35% ☐ other __________

Investment Objective / Risk Tolerance

☐ **Capital Preservation:** minimize the potential of losing your initial investment

☐ **Income:** seeking income while recognizing and accepting the risks of income generating investments

☐ **Growth:** seeking to increase the value of your investments over time while accepting price fluctuations and volatility

☐ **Speculation:** willing to assume a higher risk of loss in exchange for potentially higher returns

Liquidity Needs:	☐ **Significant** (primary need is liquidity)		☐ **Moderate** (may need quick access to cash)		☐ **None** (have other sources of cash)
Time Horizon:	☐ **<1 year**	☐ **1-3 years**	☐ **3-5 years**	☐ **5-10 years**	☐ **10+**

Taxpayer Identification Number Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my current taxpayer identification number; and

(2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or (c) I am exempt from backup withholding.

You must line out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding.

I further certify that I am a U.S. citizen (including a U.S. Resident Alien) and that I am exempt from FATCA reporting.

For a more complete description of the terms and conditions of this offering, please refer to the Fund's Prospectus.

Minimum investment: $5,000

Purchase of Combination (3 common shares at $20 per share plus 1 Series A Preferred Share at $40)

____________________ X **$100 per Combination** = $____________________

(Number of Combinations) (Purchase Price) (Cost for the Purchase of Combinations)

I acknowledge receipt of the Fund's prospectus, and by participating in the offering I agree to be bound by the terms and conditions of the prospectus. I have read and fully understand the terms and conditions of the prospectus and the risks involved with an investment in the Fund. By signing this form, I am certifying that I am of legal age in the state of my residence and that I have the full right, power, and authority to make this investment. I also understand that the common shares and the Series A Preferred Shares will not be tradable as individual securities on a securities exchange such as the NYSE or NYSE MKT until 60 days after the closing of this offering, and prior to such time I will only be able to trade combinations on a securities exchange such as the NYSE or NYSE MKT. I further understand that if I hold my shares directly in my name and not through a broker I will have to contact the fund's transfer agent to sell my shares and that, in order to sell my shares on an exchange, I will have to have them transferred to a broker, which may result in any desired sale taking at least several days.

To be valid, this form must be signed by all account holders and delivered to the address set forth below. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Please return completed form to: **Gabelli Go Anywhere Trust**
C/O Laurissa Martire
One Corporate Center, Rye, NY 10580-1422

Please enclose a check for your initial investment. Make check payable to: **Computershare, Escrow Agent for GGO.** *Do not staple check to the Subscription Application.*

For wire transfer remittances, please call us at 800-GABELLI (800-422-3554). Bank Wire Reference #: ____________________

Authorized Signatures

If your account is the account of an individual, the individual should sign; if joint owners, all should sign; if a custodian for a minor, the custodian should sign; if a trust, the trustee should sign; if a partnership or corporation, an authorized signatory should sign.

Client Name(s): ____________________ Date: __________

Client Signature(s): ____________________

For Internal Use Only:

RR Signature: __________ AML Compliance Approval Initials: __________ Date: __________

Principal Approval Signature: ____________________ Date: __________